UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 8, 2002


                             TRIAD INNOVATIONS, INC.
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             (Exact name of registrant as specified in its charter)


         Nevada                         000-31189              93-0863198
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 (State or other jurisdiction    (Commission File Number)   (IRS Employer
     of incorporation)                                      Identification No.)

3100 Devonshire Drive, # 206, Plano, Texas                        75075
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (972) 596-3955
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(Former name or former address, if changed since last report)






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Item 4.  Changes in Registrant's Certifying Accountant

         Triad Innovations, Inc. (the "Company") has received notice from the Company's independent public accountants, Bierwolf, Nilson & Associates ("Bierwolf"), that Bierwolf had resigned, effective October 8, 2002, as the Company's independent public accountants. Because of the change in the address of the Company's executive offices, the President of the Company did not actually receive this notice until October 29, 2002.

         During the period of Bierwolf's engagement as the Company's independent public accountants, which includes the most recent two fiscal years, the Company had no disagreements with Bierwolf on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Bierwolf, would have caused Bierwolf to make reference to the subject matter of the disagreement in connection with a report on the Company's financial statements covering or including that period, and there were no reportable events within the meaning of
Item 304(a)(1)(v) of SEC Regulation S-K.

         The Company has provided Bierwolf a copy of this Form 8-K and has requested Bierwolf to furnish the Company a letter addressed to the Securities and Exchange Commission stating whether Bierwolf agrees with the statements made by the Company in this Form 8-K or, if not, stating the respects in which it does not agree. A copy of the letter provided by Bierwolf in response to this request is filed as Exhibit 16.1 to this Form 8-K.

         The Company is currently in the process of selecting new independent public accountants. In accordance with the requirements of Item 4(b) of Form 8-K, the Company will file a current report on Form 8-K upon selecting its new independent public accountants.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           TRIAD INNOVATIONS, INC.


Date: October 31, 2002                     By:   /s/ Terry S. Humphry
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                                              Terry S. Humphry
                                              President